Exhibit 99.1

FOR IMMEDIATE RELEASE

METROCITY BANKSHARES, INC. REPORTS EARNINGS FOR SECOND QUARTER 2023

ATLANTA, GA (July 21, 2023) – MetroCity Bankshares, Inc. (“MetroCity” or the “Company”) (NASDAQ: MCBS), holding company for Metro City Bank (the “Bank”), today reported net income of $13.1 million, or $0.51 per diluted share, for the second quarter of 2023, compared to $15.7 million, or $0.62 per diluted share, for the first quarter of 2023, and $16.1 million, or $0.63 per diluted share, for the second quarter of 2022. For the six months ended June 30, 2023, the Company reported net income of $28.8 million, or $1.13 per diluted share, compared to $35.5 million, or $1.38 per diluted share, for the same period in 2022.

Second Quarter 2023 Highlights:

●	Annualized return on average assets was 1.55%, compared to 1.87% for the first quarter of 2023 and 2.16% for the second quarter of 2022.
●	Annualized return on average equity was 14.87%, compared to 18.09% for the first quarter of 2023 and 20.65% for the second quarter of 2022. Excluding average accumulated other comprehensive income, our return on average equity was 15.50% for the second quarter of 2023, compared to 19.08% for the first quarter of 2023 and 20.90% for the second quarter of 2022.
●	Efficiency ratio of 38.8%, compared to 33.1% for the first quarter of 2023 and 37.6% for the second quarter of 2022.
●	Total assets increased by $56.1 million, or 1.6%, to $3.48 billion from the previous quarter.
●	Total deposits increased by $54.4 million, or 2.1%, to $2.70 billion from the previous quarter.

Year-to-Date 2023 Highlights:

●	Return on average assets was 1.71% for the six months ended June 30, 2023, compared to 2.34% for same period in 2022.
●	Return on average equity was 16.47% for the six months ended June 30, 2023, compared to 23.67% for same period in 2022. Excluding average accumulated other comprehensive income, our return on average equity was 17.27% for the six months ended June 30, 2023, compared to 23.81% for the same period in 2022.
●	Efficiency ratio of 35.8% for the six months ended June 30, 2023, compared to 34.6% for the same period in 2022.

Results of Operations

Net Income

Net income was $13.1 million for the second quarter of 2023, a decrease of $2.6 million, or 16.7%, from $15.7 million for the first quarter of 2023. This decrease was due to a decrease in net interest income of $1.3 million, a decrease in noninterest income of $1.3 million and an increase in noninterest expense of $855,000, offset by a decrease in provision for credit losses of $416,000 and a decrease in income tax expense of $335,000. Net income decreased by $3.0 million, or 18.6%, in the second quarter of 2023 compared to net income of $16.1 million for the second quarter of 2022. This decrease was due to a decrease in net interest income of $5.3 million, offset by an increase in noninterest income of $108,000, a decrease in noninterest expense of $1.6 million, a decrease in income tax expense of $149,000 and a decrease in provision for credit losses of $416,000.

Net income was $28.8 million for the six months ended June 30, 2023, a decrease of $6.7 million, or 18.8%, from $35.5 million for the six months ended June 30, 2022. This decrease was due to a decrease in net interest income of $9.7 million and a decrease in noninterest income of $1.5 million, offset by a decrease in noninterest expense of $3.1 million, a decrease in income tax expense of $906,000 and a decrease in provision for credit losses of $520,000.

Net Interest Income and Net Interest Margin

Interest income totaled $47.5 million for the second quarter of 2023, an increase of $1.5 million, or 3.3%, from the previous quarter, primarily due to a 10 basis points increase in the loan yield and a 73 basis points increase in the investments yield. As compared to the second quarter of 2022, interest income for the second quarter of 2023 increased by $14.5 million, or 43.8%, primarily due to an increase in average loan balances of $408.7 million coupled with a 100 basis points increase in the loan yield.

Interest expense totaled $22.5 million for the second quarter of 2023, an increase of $2.8 million, or 14.1%, from the previous quarter, primarily due to a 40 basis points increase in deposit costs and a 56 basis points increase in borrowing costs. As compared to the second quarter of 2022, interest expense for the second quarter of 2023 increased by $19.7 million, or 702.6%, due to a 333 basis points increase in deposit costs and a 225 basis points increase in borrowing costs coupled with a $291.9 million increase in average interest-bearing deposits and a $124.2 million increase in average borrowings.

The net interest margin for the second quarter of 2023 was 3.10% compared to 3.30% for the previous quarter, a decrease of 20 basis points. The yield on average interest-earning assets for the second quarter of 2023 increased by 13 basis points to 5.90% from 5.77% for the previous quarter, while the cost of average interest-bearing liabilities for the second quarter of 2023 increased by 44 basis points to 3.74% from 3.30% for the previous quarter. Average earning assets decreased by $1.3 million from the previous quarter, due to a decrease in average loans of $25.5 million, offset by an increase in average total investments of $24.2 million. Average interest-bearing liabilities decreased by $9.8 million from the previous quarter as average borrowings decreased by $32.2 million while average interest-bearing deposits increased by $22.3 million.

As compared to the same period in 2022, the net interest margin for the second quarter of 2023 decreased by 116 basis points to 3.10% from 4.26%, primarily due to a 318 basis point increase in the cost of average interest-bearing liabilities of $2.42 billion, offset by a 125 basis point increase in the yield on average interest-earning assets of $3.23 billion. Average earning assets for the second quarter of 2023 increased by $381.5 million from the second quarter of 2022, primarily due to a $408.7 million increase in average loans, offset by a $24.0 million decrease in average interest-earning cash accounts. Average interest-bearing liabilities for the second quarter of 2023 increased by $416.1 million from the second quarter of 2022, driven by an increase in average interest-bearing deposits of $291.9 million and an increase in average borrowings of $124.2 million.

Noninterest Income

Noninterest income for the second quarter of 2023 was $4.8 million, a decrease of $1.3 million, or 20.9%, from the first quarter of 2023, primarily due to lower gains on sale of Small Business Administration (“SBA”) loans, SBA servicing income and other income, partially offset by higher mortgage loan fees. SBA loan sales totaled $30.3 million (sales premium of 5.24%) during the second quarter of 2023 compared to $36.5 million (sales premium of 6.80%) during the first quarter of 2023. Mortgage loan originations totaled $72.8 million during the second quarter 2023 compared to $43.3 million during the first quarter of 2023. During the second quarter of 2023, we recorded a $255,000 fair value adjustment gain on our SBA servicing asset which had a $0.01 per share impact on our diluted earnings per share for the quarter.

Compared to the same period in 2022, noninterest income for the second quarter of 2023 increased slightly by $108,000, or 2.3%, primarily due to higher gains on sale of SBA loans and SBA servicing income, partially offset by lower mortgage loan fees as a result of lower volume and lower gains on sale of mortgage loans, as no mortgage loans were sold during the second quarter of 2023.

Noninterest income for the six months ended June 30, 2023 totaled $10.8 million, a decrease of $1.5 million, or 12.4%, from the six month ended June 30, 2022, primarily due to lower mortgage loan fees from lower volume and lower gains on sale of mortgage loans as no mortgage loans were sold during the first half of 2023, offset by increases in gains on sale of SBA loans, SBA servicing income and other income.

Noninterest Expense

Noninterest expense for the second quarter of 2023 totaled $11.5 million, an increase of $855,000, or 8.0%, from $10.7 million for the first quarter of 2023. This increase was primarily attributable to an increase in salaries and employee benefits, FDIC deposit insurance premiums and fair value losses on our equity securities, partially offset by lower occupancy and equipment expense and loan related expenses. Compared to the second quarter of 2022, noninterest expense during the second quarter of 2023 decreased by $1.6 million, or 12.1%, primarily due to lower salaries and employee benefits and loan related expenses.

Noninterest expense for the six months ended June 30, 2023 totaled $22.2 million, a decrease of $3.1 million, or 12.2%, from $25.3 million for the six months ended June 30, 2022. This decrease was primarily attributable to a decrease in salaries and employee benefits partially due to lower commissions from lower loan volume, as well as lower loan and other real estate owned related expenses and fair value losses on our equity securities.

The Company’s efficiency ratio was 38.8% for the second quarter of 2023 compared to 33.1% and 37.6% for the first quarter of 2023 and second quarter of 2022, respectively. For the six months ended June 30, 2023, the efficiency ratio was 35.8% compared to 34.6% for the same period in 2022.

Income Tax Expense

The Company’s effective tax rate for the second quarter of 2023 was 29.6%, compared to 27.1% for the first quarter of 2023 and 26.0% for the second quarter of 2022. The Company’s effective tax rate for the six months ended June 30, 2023 was 28.2% compared to 25.6% for the same period in 2022.

Balance Sheet

Total Assets

Total assets were $3.48 billion at June 30, 2023, an increase of $56.1 million, or 1.6%, from $3.42 billion at March 31, 2023, and an increase of $307.2 million, or 9.7%, from $3.17 billion at June 30, 2022. The $56.1 million increase in total assets at June 30, 2023 compared to March 31, 2023 was primarily due to increases in cash and cash equivalents of $38.7 million, loans of $8.7 million and other assets of $9.1 million, partially offset by a decrease in Federal Home Loan Bank stock of $2.1 million. The $307.2 million increase in total assets at June 30, 2023 compared to June 30, 2022 was primarily due to increases in loans of $250.7 million, cash and cash equivalents of $39.6 million and other assets of $20.5 million, partially offset by a $3.6 million decrease in mortgage servicing rights and a $2.7 million decrease in securities available for sale.

Our investment securities portfolio made up only 0.84% of our total assets at June 30, 2023 compared to 0.87% and 1.02% at March 31, 2023 and June 30, 2022, respectively.

Loans

Loans held for investment were $3.02 billion at June 30, 2023, an increase of $8.7 million, or 0.3%, compared to $3.01 billion at March 31, 2023, and an increase of $250.7 million, or 9.1%, compared to $2.77 billion at June 30, 2022. The increase in loans at June 30, 2023 compared to March 31, 2023 was primarily due to a $17.3 million increase in commercial and industrial loans, a $3.1 million increase in residential mortgage loans and a $2.6 million increase in construction and development loans, offset by a $14.8 million decrease in commercial real estate loans. There were no loans classified as held for sale at June 30, 2023, March 31, 2023 or June 30, 2022.

Deposits

Total deposits were $2.70 billion at June 30, 2023, an increase of $54.4 million, or 2.1%, compared to total deposits of $2.64 billion at March 31, 2023, and an increase of $301.5 million, or 12.6%, compared to total deposits of $2.40 billion at June 30, 2022. The increase in total deposits at June 30, 2023 compared to March 31, 2023 was due to a $80.9 million increase in money market accounts and a $42.4 million increase in time deposits, offset by a $64.4 million decrease in interest-bearing demand deposits, a $2.5 million decrease in savings accounts and a $2.0 million decrease in noninterest-bearing deposits.

Noninterest-bearing deposits were $575.3 million at June 30, 2023, compared to $577.3 million at March 31, 2023 and $620.2 million at June 30, 2022. Noninterest-bearing deposits constituted 21.3% of total deposits at June 30, 2023, compared to 21.8% at March 31, 2023 and 25.9% at June 30, 2022. Interest-bearing deposits were $2.12 billion at June 30, 2023, compared to $2.07 billion at March 31, 2023 and $1.78 billion at June 30, 2022. Interest-bearing deposits constituted 78.7% of total deposits at June 30, 2023, compared to 78.2% at March 31, 2023 and 74.1% at June 30, 2022.

Uninsured deposits were 30.7% of total deposits at June 30, 2023, compared to 31.9% and 28.5% at March 31, 2023 and June 30, 2022, respectively. As of June 30, 2023, we had $1.19 billion of available borrowing capacity at the Federal Home Loan Bank ($702.5 million), Federal Reserve Discount Window ($444.6 million) and various other financial institutions (fed fund lines totaling $47.5 million).

Asset Quality

The Company recorded a credit provision for credit losses of $416,000 during the second quarter of 2023, compared to no provision for credit losses recorded during the first quarter of 2023 and second quarter of 2022. The credit provision recorded during the second quarter of 2023 was due to the decrease in reserves allocated to individually analyzed loans, as well as a decrease in the general reserves allocated to our residential mortgage loan portfolio as the outlook for the national housing price index improved during the second quarter 2023. Annualized net charge-offs to average loans for the second quarter of 2023 was 0.06%, compared to a net recovery of 0.00% for both the first quarter of 2023 and second quarter of 2022.

Nonperforming assets totaled $23.6 million, or 0.68% of total assets, at June 30, 2023, an increase of $4.1 million from $19.5 million, or 0.57% of total assets, at March 31, 2023, and a decrease of $10.4 million from $34.0 million, or 1.07% of total assets, at June 30, 2022. The increase in nonperforming assets at June 30, 2023 compared to March 31, 2023 was primarily due to a $4.0 million increase in nonaccrual loans and a $235,000 increase in other real estate owned.

Allowance for credit losses as a percentage of total loans was 0.60% at June 30, 2023, compared to 0.63% at March 31, 2023 and 0.60% at June 30, 2022. Allowance for credit losses as a percentage of nonperforming loans was 79.88% at June 30, 2023, compared to 101.22% and 54.79% at March 31, 2023 and June 30, 2022, respectively.

About MetroCity Bankshares, Inc.

MetroCity Bankshares, Inc. is a Georgia corporation and a registered bank holding company for its wholly-owned banking subsidiary, Metro City Bank, which is headquartered in the Atlanta, Georgia metropolitan area. Founded in 2006, Metro City Bank currently operates 20 full-service branch locations in multi-ethnic communities in Alabama, Florida, Georgia, New York, New Jersey, Texas and Virginia. To learn more about Metro City Bank, visit www.metrocitybank.bank.

Forward-Looking Statements

Statements in this press release regarding future events and our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical in nature and may be identified by references to a future period or periods by the use of the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this press release should not be relied on because they are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of known and unknown risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, and other factors, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this press release and could cause us to make changes to our future plans. Factors that might cause such differences include, but are not limited to: the impact of current and future economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; potential impacts of the recent adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; risks arising from media coverage of the banking industry; risks arising from perceived instability in the banking sector; changes in the interest rate environment, including changes to the federal funds rate; changes in prices, values and sales volumes of residential and commercial real estate; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; competition in our markets that may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income; interest rate fluctuations, which could have an adverse effect on the Company’s profitability; legislation or regulatory changes which could adversely affect the ability of the consolidated Company to conduct business combinations or new operations; changes in tax laws; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine; and adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the U.S. Securities and Exchange Commission (the “SEC”), and in other documents that we file with the SEC from time to time, which are available on the SEC’s website, http://www.sec.gov. In addition, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this press release are qualified in their entirety by this cautionary statement.

Contacts

Farid Tan	Lucas Stewart
President	Chief Financial Officer
770-455-4978	678-580-6414
faridtan@metrocitybank.bank	lucasstewart@metrocitybank.bank

METROCITY BANKSHARES, INC.

SELECTED FINANCIAL DATA

	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2023	2023	2022	2022	2022	2023	2022
Selected income statement data:
Interest income	$47,482	$45,965	$43,945	$38,297	$33,025	$93,447	$64,978
Interest expense	22,512	19,732	14,995	8,509	2,805	42,244	4,105
Net interest income	24,970	26,233	28,950	29,788	30,220	51,203	60,873
Provision for credit losses	(416)	—	(1,168)	(1,703)	—	(416)	104
Noninterest income	4,761	6,016	1,794	5,101	4,653	10,777	12,309
Noninterest expense	11,534	10,679	12,379	12,688	13,119	22,213	25,298
Income tax expense	5,505	5,840	9,353	7,011	5,654	11,345	12,251
Net income	13,108	15,730	10,180	16,893	16,100	28,838	35,529
Per share data:
Basic income per share	$0.52	$0.63	$0.40	$0.66	$0.63	$1.15	$1.40
Diluted income per share	$0.51	$0.62	$0.40	$0.66	$0.63	$1.13	$1.38
Dividends per share	$0.18	$0.18	$0.15	$0.15	$0.15	$0.36	$0.30
Book value per share (at period end)	$14.76	$14.04	$13.88	$13.76	$12.69	$14.76	$12.69
Shares of common stock outstanding	25,279,846	25,143,675	25,169,709	25,370,417	25,451,125	25,279,846	25,451,125
Weighted average diluted shares	25,477,143	25,405,855	25,560,138	25,702,023	25,729,156	25,468,941	25,746,691
Performance ratios:
Return on average assets	1.55%	1.87%	1.19%	2.07%	2.16%	1.71%	2.34%
Return on average equity	14.87	18.09	11.57	20.56	20.65	16.47	23.67
Dividend payout ratio	34.77	28.98	37.55	22.75	23.85	31.61	21.62
Yield on total loans	5.95	5.85	5.50	5.11	4.95	5.90	4.98
Yield on average earning assets	5.90	5.77	5.43	4.94	4.65	5.84	4.49
Cost of average interest bearing liabilities	3.74	3.30	2.49	1.51	0.56	3.52	0.40
Cost of deposits	3.88	3.48	2.61	1.48	0.55	3.69	0.41
Net interest margin	3.10	3.30	3.58	3.84	4.26	3.20	4.21
Efficiency ratio(1)	38.79	33.11	40.26	36.37	37.62	35.84	34.57
Asset quality data (at period end):
Net charge-offs/(recoveries) to average loans held for investment	0.06%	(0.00)%	(0.01)%	(0.00)%	(0.00)%	0.03%	0.03%
Nonperforming assets to gross loans and OREO	0.78	0.64	0.80	1.09	1.22	0.78	1.22
ACL to nonperforming loans	79.88	101.22	68.88	53.25	54.79	79.88	54.79
ACL to loans held for investment	0.60	0.63	0.45	0.50	0.60	0.60	0.60
Balance sheet and capital ratios:
Gross loans held for investment to deposits	112.27%	114.27%	114.94%	116.21%	115.86%	112.27%	115.86%
Noninterest bearing deposits to deposits	21.32	21.83	22.95	23.43	25.87	21.32	25.87
Investment securities to assets	0.84	0.87	0.86	0.91	1.02	0.84	1.02
Common equity to assets	10.74	10.32	10.20	10.42	10.20	10.74	10.20
Leverage ratio	10.03	9.72	9.57	9.90	10.31	10.03	10.31
Common equity tier 1 ratio	16.69	16.55	15.99	16.18	16.70	16.69	16.70
Tier 1 risk-based capital ratio	16.69	16.55	15.99	16.18	16.70	16.69	16.70
Total risk-based capital ratio	17.59	17.51	16.68	16.94	17.60	17.59	17.60
Mortgage and SBA loan data:
Mortgage loans serviced for others	$487,787	$506,012	$526,719	$550,587	$589,500	$487,787	$589,500
Mortgage loan production	72,830	43,335	88,045	255,662	326,973	116,165	489,901
Mortgage loan sales	—	—	—	—	37,928	—	94,915
SBA loans serviced for others	493,579	485,663	465,120	489,120	504,894	493,579	504,894
SBA loan production	16,110	26,239	42,419	22,193	21,407	42,349	72,096
SBA loan sales	30,298	36,458	—	8,588	—	66,756	22,898

(1)	Represents noninterest expense divided by the sum of net interest income plus noninterest income.

METROCITY BANKSHARES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share data)	2023	2023	2022	2022	2022
ASSETS
Cash and due from banks	$250,503	$216,167	$150,964	$164,054	$220,027
Federal funds sold	12,224	7,897	28,521	15,669	3,069
Cash and cash equivalents	262,727	224,064	179,485	179,723	223,096
Equity securities	10,358	10,428	10,300	10,452	10,778
Securities available for sale (at fair value)	18,696	19,174	19,245	19,978	21,394
Loans	3,020,714	3,012,020	3,055,689	2,978,318	2,770,020
Allowance for credit losses	(18,091)	(18,947)	(13,888)	(14,982)	(16,678)
Loans less allowance for credit losses	3,002,623	2,993,073	3,041,801	2,963,336	2,753,342
Loans held for sale	—	—	—	—	—
Accrued interest receivable	13,877	13,642	13,171	11,732	10,990
Federal Home Loan Bank stock	15,534	17,659	17,493	15,619	15,619
Premises and equipment, net	16,374	15,165	14,257	13,664	12,847
Operating lease right-of-use asset	7,761	8,030	8,463	8,835	8,518
Foreclosed real estate, net	1,001	766	4,328	4,328	3,562
SBA servicing asset, net	8,018	7,791	7,085	8,324	8,216
Mortgage servicing asset, net	2,514	3,205	3,973	4,975	6,090
Bank owned life insurance	70,010	69,565	69,130	68,697	68,267
Other assets	45,594	36,451	38,508	38,776	25,131
Total assets	$3,475,087	$3,419,013	$3,427,239	$3,348,439	$3,167,850

LIABILITIES
Noninterest-bearing deposits	$575,301	$577,282	$611,991	$602,246	$620,182
Interest-bearing deposits	2,123,181	2,066,811	2,054,847	1,968,607	1,776,826
Total deposits	2,698,482	2,644,093	2,666,838	2,570,853	2,397,008
Federal Home Loan Bank advances	325,000	375,000	375,000	375,000	375,000
Other borrowings	387	387	392	396	399
Operating lease liability	7,985	8,438	8,885	9,303	9,031
Accrued interest payable	3,859	3,681	2,739	1,489	703
Other liabilities	66,211	34,453	23,964	42,369	62,640
Total liabilities	$3,101,924	$3,066,052	$3,077,818	$2,999,410	$2,844,781

SHAREHOLDERS' EQUITY
Preferred stock	—	—	—	—	—
Common stock	253	251	252	254	255
Additional paid-in capital	45,516	45,044	45,298	48,914	49,831
Retained earnings	301,752	293,139	285,832	279,475	266,426
Accumulated other comprehensive income (loss)	25,642	14,527	18,039	20,386	6,557
Total shareholders' equity	373,163	352,961	349,421	349,029	323,069
Total liabilities and shareholders' equity	$3,475,087	$3,419,013	$3,427,239	$3,348,439	$3,167,850

METROCITY BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2023	2023	2022	2022	2022	2023	2022
Interest and dividend income:
Loans, including Fees	$44,839	$43,982	$41,783	$37,263	$32,310	$88,821	$63,769
Other investment income	2,582	1,939	2,116	1,011	711	4,521	1,203
Federal funds sold	61	44	46	23	4	105	6
Total interest income	47,482	45,965	43,945	38,297	33,025	93,447	64,978

Interest expense:
Deposits	19,804	17,376	13,071	6,964	2,384	37,180	3,523
FHLB advances and other borrowings	2,708	2,356	1,924	1,545	421	5,064	582
Total interest expense	22,512	19,732	14,995	8,509	2,805	42,244	4,105

Net interest income	24,970	26,233	28,950	29,788	30,220	51,203	60,873

Provision for credit losses	(416)	—	(1,168)	(1,703)	—	(416)	104

Net interest income after provision for loan losses	25,386	26,233	30,118	31,491	30,220	51,619	60,769

Noninterest income:
Service charges on deposit accounts	464	449	483	509	518	913	999
Other service charges, commissions and fees	1,266	874	1,243	2,676	3,647	2,140	5,806
Gain on sale of residential mortgage loans	—	—	—	—	806	—	2,017
Mortgage servicing income, net	(51)	(96)	(299)	(358)	(5)	(147)	96
Gain on sale of SBA loans	1,054	1,969	—	500	—	3,023	1,568
SBA servicing income, net	1,388	1,814	(72)	1,330	(1,077)	3,202	567
Other income	640	1,006	439	444	764	1,646	1,256
Total noninterest income	4,761	6,016	1,794	5,101	4,653	10,777	12,309

Noninterest expense:
Salaries and employee benefits	7,103	6,366	7,721	7,756	7,929	13,469	15,025
Occupancy	1,039	1,214	1,263	1,167	1,200	2,253	2,427
Data Processing	353	275	287	270	261	628	538
Advertising	165	146	172	158	126	311	276
Other expenses	2,874	2,678	2,936	3,337	3,603	5,552	7,032
Total noninterest expense	11,534	10,679	12,379	12,688	13,119	22,213	25,298

Income before provision for income taxes	18,613	21,570	19,533	23,904	21,754	40,183	47,780
Provision for income taxes	5,505	5,840	9,353	7,011	5,654	11,345	12,251
Net income available to common shareholders	$13,108	$15,730	$10,180	$16,893	$16,100	$28,838	$35,529

METROCITY BANKSHARES, INC.

AVERAGE BALANCES AND YIELDS/RATES

	Three Months Ended
	June 30, 2023			March 31, 2023			June 30, 2022
	Average	Interest and	Yield /	Average	Interest and	Yield /	Average	Interest and	Yield /
(Dollars in thousands)	Balance	Fees	Rate	Balance	Fees	Rate	Balance	Fees	Rate
Earning Assets:
Federal funds sold and other investments(1)	$169,976	$2,445	5.77%	$145,354	$1,805	5.04%	$193,955	$560	1.16%
Investment securities	32,525	198	2.44	32,952	178	2.19	35,754	155	1.74
Total investments	202,501	2,643	5.24	178,306	1,983	4.51	229,709	715	1.25
Construction and development	40,386	555	5.51	39,097	523	5.43	32,647	414	5.09
Commercial real estate	654,021	14,362	8.81	672,109	13,979	8.44	575,917	8,403	5.85
Commercial and industrial	47,836	1,119	9.38	47,105	1,030	8.87	54,423	915	6.74
Residential real estate	2,282,264	28,777	5.06	2,291,699	28,422	5.03	1,952,730	22,545	4.63
Consumer and other	153	26	68.16	166	28	68.41	266	33	49.76
Gross loans(2)	3,024,660	44,839	5.95	3,050,176	43,982	5.85	2,615,983	32,310	4.95
Total earning assets	3,227,161	47,482	5.90	3,228,482	45,965	5.77	2,845,692	33,025	4.65
Noninterest-earning assets	167,506			175,110			146,669
Total assets	3,394,667			3,403,592			2,992,361
Interest-bearing liabilities:
NOW and savings deposits	160,967	839	2.09	166,962	648	1.57	197,460	102	0.21
Money market deposits	956,598	10,370	4.35	978,954	9,659	4.00	1,166,272	1,860	0.64
Time deposits	927,478	8,595	3.72	876,803	7,069	3.27	389,449	422	0.43
Total interest-bearing deposits	2,045,043	19,804	3.88	2,022,719	17,376	3.48	1,753,181	2,384	0.55
Borrowings	371,000	2,708	2.93	403,170	2,356	2.37	246,779	421	0.68
Total interest-bearing liabilities	2,416,043	22,512	3.74	2,425,889	19,732	3.30	1,999,960	2,805	0.56
Noninterest-bearing liabilities:
Noninterest-bearing deposits	558,907			578,978			611,763
Other noninterest-bearing liabilities	66,037			46,138			67,979
Total noninterest-bearing liabilities	624,944			625,116			679,742
Shareholders' equity	353,680			352,587			312,659
Total liabilities and shareholders' equity	$3,394,667			$3,403,592			$2,992,361
Net interest income		$24,970			$26,233			$30,220
Net interest spread			2.16			2.47			4.09
Net interest margin			3.10			3.30			4.26

(1)	Includes income and average balances for term federal funds sold, interest-earning cash accounts and other miscellaneous interest-earning assets.
(2)	Average loan balances include nonaccrual loans and loans held for sale.

METROCITY BANKSHARES, INC.

AVERAGE BALANCES AND YIELDS/RATES

	Six Months Ended
	June 30, 2023			June 30, 2022
	Average	Interest and	Yield /	Average	Interest and	Yield /
(Dollars in thousands)	Balance	Fees	Rate	Balance	Fees	Rate
Earning Assets:
Federal funds sold and other investments(1)	$157,733	$4,250	5.43%	$296,230	$883	0.60%
Investment securities	32,737	376	2.32	36,295	326	1.81
Total investments	190,470	4,626	4.90	332,525	1,209	0.73
Construction and development	39,745	1,078	5.47	31,621	792	5.05
Commercial real estate	663,015	28,341	8.62	562,598	16,290	5.84
Commercial and industrial	47,473	2,149	9.13	59,906	1,991	6.70
Residential real estate	2,286,955	57,199	5.04	1,929,915	44,619	4.66
Consumer and other	160	54	68.06	236	77	65.80
Gross loans(2)	3,037,348	88,821	5.90	2,584,276	63,769	4.98
Total earning assets	3,227,818	93,447	5.84	2,916,801	64,978	4.49
Noninterest-earning assets	171,295			144,368
Total assets	3,399,113			3,061,169
Interest-bearing liabilities:
NOW and savings deposits	163,948	1,487	1.83	192,388	178	0.19
Money market deposits	967,714	20,029	4.17	1,126,233	2,517	0.45
Time deposits	902,280	15,664	3.50	415,196	828	0.40
Total interest-bearing deposits	2,033,942	37,180	3.69	1,733,817	3,523	0.41
Borrowings	386,996	5,064	2.64	356,951	582	0.33
Total interest-bearing liabilities	2,420,938	42,244	3.52	2,090,768	4,105	0.40
Noninterest-bearing liabilities:
Noninterest-bearing deposits	568,888			600,117
Other noninterest-bearing liabilities	56,142			67,642
Total noninterest-bearing liabilities	625,030			667,759
Shareholders' equity	353,145			302,642
Total liabilities and shareholders' equity	$3,399,113			$3,061,169
Net interest income		$51,203			$60,873
Net interest spread			2.32			4.09
Net interest margin			3.20			4.21

(1)	Includes income and average balances for term federal funds sold, interest-earning cash accounts and other miscellaneous interest-earning assets.

(2) Average loan balances include nonaccrual loans and loans held for sale.

METROCITY BANKSHARES, INC.

LOAN DATA

	As of the Quarter Ended
	June 30, 2023		March 31, 2023		December 31, 2022		September 30, 2022		June 30, 2022
		% of		% of		% of		% of		% of
(Dollars in thousands)	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Construction and Development	$51,759	1.7%	$49,209	1.6%	$47,779	1.6%	$51,300	1.7%	$45,042	1.6%
Commercial Real Estate	625,111	20.6	639,951	21.2	657,246	21.4	608,700	20.4	581,234	20.9
Commercial and Industrial	63,502	2.1	46,208	1.5	53,173	1.7	52,693	1.8	57,843	2.1
Residential Real Estate	2,289,050	75.6	2,285,902	75.7	2,306,915	75.3	2,274,679	76.1	2,092,952	75.4
Consumer and other	102	—	50	—	216	—	198	—	165	—
Gross loans	$3,029,524	100.0%	$3,021,320	100.0%	$3,065,329	100.0%	$2,987,570	100.0%	$2,777,236	100.0%
Unearned income	(8,810)		(9,300)		(9,640)		(9,252)		(7,216)
Allowance for credit losses	(18,091)		(18,947)		(13,888)		(14,982)		(16,678)
Net loans	$3,002,623		$2,993,073		$3,041,801		$2,963,336		$2,753,342

METROCITY BANKSHARES, INC.

NONPERFORMING ASSETS

	As of the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2023	2023	2022	2022	2022
Nonaccrual loans	$13,037	$9,064	$10,065	$17,700	$19,966
Past due loans 90 days or more and still accruing	—	—	180	—	—
Accruing restructured loans	9,611	9,654	9,919	10,437	10,474
Total non-performing loans	22,648	18,718	20,164	28,137	30,440
Other real estate owned	1,001	766	4,328	4,328	3,562
Total non-performing assets	$23,649	$19,484	$24,492	$32,465	$34,002

Nonperforming loans to gross loans	0.75%	0.62%	0.66%	0.94%	1.10%
Nonperforming assets to total assets	0.68	0.57	0.71	0.97	1.07
Allowance for credit losses to non-performing loans	79.88	101.22	68.88	53.25	54.79

METROCITY BANKSHARES, INC.

ALLOWANCE FOR LOAN LOSSES

	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands)	2023	2023	2022	2022	2022	2023	2022
Balance, beginning of period	$18,947	$13,888	$14,982	$16,678	$16,674	$13,888	$16,952
Net charge-offs/(recoveries):
Construction and development	—	—	—	—	—	—	—
Commercial real estate	230	(2)	(2)	(1)	(2)	228	(4)
Commercial and industrial	208	(2)	(72)	(6)	(2)	206	387
Residential real estate	—	—	—	—	—	—	—
Consumer and other	—	—	—	—	—	—	(5)
Total net charge-offs/(recoveries)	438	(4)	(74)	(7)	(4)	434	378
Adoption of ASU 2016-13 (CECL)	—	5,055	—	—	—	5,055	—
Provision for loan losses	(418)	—	(1,168)	(1,703)	—	(418)	104
Balance, end of period	$18,091	$18,947	$13,888	$14,982	$16,678	$18,091	$16,678
Total loans at end of period	$3,029,524	$3,021,320	$3,065,329	$2,987,570	$2,777,236	$3,029,524	$2,777,236
Average loans(1)	$3,024,660	$3,050,176	$3,016,144	$2,891,934	$2,597,019	$3,037,348	$2,571,633
Net charge-offs/(recoveries) to average loans	0.06%	(0.00)%	(0.01)%	(0.00)%	(0.00)%	0.06%	0.03%
Allowance for credit losses to total loans	0.60	0.63	0.45	0.50	0.60	0.60	0.60

(1)	Excludes loans held for sale